Exhibit 99.2


                                                          news release


                                                              Contact:
                                                      David Whitehouse
                                                          203.614.5708
For Immediate Release



Frontier Communications Corporation Declares First-Quarter Dividend

Stamford, Conn. - February 6, 2009 - Frontier Communications Corporation (NYSE:FTR) announced today that its Board of Directors has declared a regular quarterly cash dividend payment of $0.25 per share of common stock, payable on March 31, 2009 to holders of record of common stock at the close of business on March 9, 2009.

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